                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): October 31, 2000





                                  A.S.V., INC.
             (Exact name of registrant as specified in its charter)


    Minnesota                     0-25620                       41-1459569
 (State or other              (Commission file               (I.R.S. Employer
 jurisdiction of                  number)                   Identification No.)
  incorporation)



                  840 Lily Lane, Grand Rapids, Minnesota 55744
                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (218) 327-3434
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Item 7.  Financial Statements and Exhibits.
         ---------------------------------

         (c)      Exhibits

         Exhibit     Description of Exhibit
         -------     ----------------------

         99          Press release dated October 31, 2000

Item 9.  Regulation FD Disclosure.
         ------------------------

         On October 31, 2000, A.S.V., Inc. ("A.S.V.") and Caterpillar Inc. ("Caterpillar") completed a Securities Purchase Agreement in which Caterpillar purchased 500,000 newly issued shares of A.S.V. Common Stock at $18 per share for a total of $9 million. Caterpillar has increased its ownership in A.S.V. to about 15 percent. The two companies also announced the signing of an alliance agreement in which they plan to jointly develop and manufacture a new product line of Caterpillar rubber track skid steer loaders, called Multi-Terrain Loaders.

         For additional information, see the press release included as Exhibit 99 hereto.
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 SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 31, 2000



                                              A.S.V., Inc.


                                              By: /s/ Gary D. Lemke
                                                 -------------------------------
                                              Its: President
                                                   -----------------------------


                                 EXHIBIT INDEX
                                 -------------

        Exhibit         Description of Exhibit
        -------         ----------------------

          99            Press release dated October 31, 2000